As filed with the Securities and Exchange Commission on February 17, 1999


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


            Estee Lauder Automatic Common Exchange Security Trust II
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

              New York                                    13-7181228
----------------------------------------      ----------------------------------
(State of Incorporation or Organization)      (IRS Employer Identification No.)

     c/o The Chase Manhattan Bank
         450 West 33rd Street
         New York, New York                                            10001
----------------------------------------                             -----------
(Address of Principal Executive Offices)                             (Zip Code)

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |x|

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |_|

Securities Act registration statement file number to which this form relates:
   333-57125
   811-8827
---------------
(If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:


     Title of Each Class                     Name of Each Exchange on Which
     to be so Registered                     Each Class is to be Registered
     -------------------                     ------------------------------

Trust Automatic Common Exchange              New York Stock Exchange, Inc.
Securities

Securities to be registered pursuant to Section 12(g) of the Act:

                                 Not Applicable
--------------------------------------------------------------------------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

         The title of the class of securities to be registered hereunder is "Trust Automatic Common Exchange Securities." A description of the Trust Automatic Common Exchange Securities (the "Securities") is set forth under the caption "Description of the Securities" in the prospectus included within the Registration Statement on Form N-2 of the Registrant filed with the Commission under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (Registration Nos. 333-57125 and 811-8827) (the "Registration Statement"), including the information that is deemed pursuant to Rule 430A to be a part of the registration statement as of the time it is declared effective, which description is incorporated herein by reference.


Item 2.  Exhibits.

         (a)   No exhibits are being filed with the Commission.

         (b) The following exhibits are being filed with the New York Stock Exchange only:

               (1)  Registration Statement on Form N-2

               (2)  Amended and Restated Trust Agreement of the Registrant

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                  ESTEE LAUDER AUTOMATIC COMMON
                                                  EXCHANGE SECURITY TRUST II


Dated:  February 17, 1999                         By:           *
                                                     --------------------------
                                                      Paul S. Efron
                                                      Trustee


                                                 *By: /s/ Michael Kaine
                                                     --------------------------
                                                      Attorney-in-Fact